Exhibit 99.1

Waters Corporation Announces CFO Transition

Sherry Buck to Step Down as CFO, Effective December 31, 2020

Michael Silveira Appointed Interim CFO, Effective January 1, 2021

MILFORD, Mass— December 3, 2020 – Waters Corporation (NYSE:WAT) today announced that Sherry Buck will step down as Chief Financial Officer, effective December 31, 2020, in order to pursue another opportunity at a privately held company. Upon her departure, Michael F. Silveira, Vice President and Corporate Controller of Waters, will assume the role of interim Chief Financial Officer. Ms. Buck will work alongside Mr. Silveira in order to facilitate a smooth transition. Waters has been actively working with a leading search firm to identify a permanent CFO, and the process is advancing well with several strong internal and external candidates.

“On behalf of the Board and management, I want to thank Sherry for her contributions to Waters over the last four years. I am also personally grateful for her help during my transition into Waters. Our dedicated and talented finance team is extremely well positioned to continue transforming the business and delivering on our objectives. We wish Sherry all the best in her next role,” commented Dr. Udit Batra, President and Chief Executive Officer of Waters Corporation. “We are pleased to have a leader of Mike’s caliber to serve as interim CFO. Throughout his 16 years at Waters, Mike has developed a deep understanding of our business, strategy and financial goals. The Board and I have the utmost confidence in Mike’s ability to focus on continued execution.”

Mr. Silveira joined Waters in 2004 as Assistant Corporate Controller. He was appointed Vice President & Corporate Controller in 2013, and, in 2018, gained increased responsibilities including oversight of treasury, tax & corporate financial planning & analysis. He is a Certified Public Accountant and has held several senior financial management positions with Astro-Med, Inc (nka AstroNova), Textron, Inc. and KPMG. Mr. Silveira received a B.S. in Accounting from Providence College.

About Waters

Waters Corporation (NYSE:WAT), the world’s leading specialty measurement company, has pioneered chromatography, mass spectrometry, and thermal analysis innovations serving the life, materials, and food sciences for more than 60 years. With more than 7,000 employees worldwide, Waters operates directly in 35 countries, including 15 manufacturing facilities, and with products available in more than 100 countries.

Cautionary Statement

This release contains “forward-looking” statements regarding future results and events, including statements regarding Ms. Buck’s departure, the appointment of Mr. Silveira as interim chief financial officer and the process to find a permanent replacement for Ms. Buck. For this purpose, any statements that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words “will,” “feels”, “believes”, “anticipates”, “plans”, “expects”, “intends”, “suggests”, “appears”, “estimates”, “projects”, and similar expressions, whether in the negative or affirmative, are intended to identify forward-looking statements. Actual future results and events may differ significantly from the results and events discussed in the forward-looking statements within this release for a variety of reasons, including the factors that are discussed in the sections entitled “Forward-Looking Statements” and “Risk Factors” of the Company’s annual report on Form 10-K for the year ended December 31, 2019 as filed with the Securities and Exchange Commission (“SEC”), as updated by the Company’s subsequent filings with the SEC. The forward-looking statements included in this release represent the Company’s estimates or views as of the date of this release and should not be relied upon as representing the Company’s estimates or views as of any date subsequent to the date of this release. Except as required by law, the Company does not assume any obligation to update any forward-looking statements.

Contacts

Waters Corporation

Bryan Brokmeier, 508-482-3448

investor_relations@waters.com

Senior Director Investor Relations

Waters Corporation

Kevin Kempskie, 617-413-4333

pr@waters.com

Senior Director Public Relations